Exhibit 5

                                [B&T LETTERHEAD]



                                                            October 5, 2001


Board of Directors
Union Community Bancorp
221 E. Main Street
Crawfordsville, Indiana   47933

Gentlemen:

          You have  requested  our opinion in connection  with the  Registration
Statement on Form S-4 (the "Registration Statement") to be filed by Union Community Bancorp, an Indiana corporation (the "Corporation"), with respect to the issuance by the Corporation of up to 678,967 shares of Common Stock, without par value, of the Corporation (the "Shares") in connection with the merger of Montgomery Financial Corporation with and into the Corporation.

          We have examined such records and documents and have made such investigation of law as we have deemed necessary in the circumstances. Based on that examination and investigation, it is our opinion that the Shares are duly authorized and will be, when sold in the manner described in the Registration Statement (including all Exhibits thereto) and in compliance with the Securities Act of 1933, as amended, and applicable state blue sky laws, validly issued, fully paid and non-assessable.

          The foregoing opinion is limited to the application of the internal laws of the State of Indiana and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

          We consent to the use of our name under the captions "Summary-Terms of the Agreement," "The Merger-Structure of the Merger," "The Agreement-Conditions of the Merger," "Material Federal Income Tax Consequences" and "Legal Matters" in the Prospectus included in the Registration Statement, to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the filing of our tax opinion as Exhibit 8(1) to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Barnes & Thornburg

                                                   BARNES & THORNBURG